UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)

3505 West Sam Houston Parkway North, Suite 400 Houston, Texas (Address of principal executive offices)		77043 (Zip Code)
281-618-0400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 7, 2015.  Three proposals, as described in the Company’s Proxy Statement dated March 24, 2015, were voted upon at the meeting. The following is a brief description of the matters voted upon and the final voting results.

●      Election of Director Nominees.

Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
T. William Porter	89,215,329	1,865,173	—	7,604,198
Anthony Tripodo	76,341,021	14,739,481	—	7,604,198
James A. Watt	87,150,765	3,929,737	—	7,604,198

Each of the directors received the affirmative vote of a plurality (as well as a majority) of the shares cast and were elected as Class II directors to the board to serve a three-year term expiring at the annual meeting of shareholders in 2018 or, if at a later date, until their successors are elected and qualified.

●      Proposal to ratify the selection of Ernst & Young LLP as Helix’s independent registered public accounting firm for 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
97,920,226	557,948	206,526	—

This proposal received a majority of the votes cast; accordingly, the shareholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015.

●      Approval, on a non-binding advisory basis, of the 2014 compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
83,272,712	7,500,314	307,476	7,604,198

This proposal received a majority of the votes cast; accordingly the shareholders approved, on a non-binding advisory basis, the 2014 compensation of our named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 7, 2015

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Alisa B. Johnson
Alisa B. Johnson
Executive Vice President and General Counsel